UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2016

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors (the "Board of Directors") of Jack Henry & Associates, Inc. (the “Company”) has approved a new form of performance share award agreement ("Performance Shares Agreement") for performance-based awards ("Performance Shares") for use under the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the "Plan"). The form of Performance Shares Agreement, among other things, provides for vesting of a variable number of shares three years from the date of grant based on the achievement of total stockholder return in comparison with the members of the Company’s compensation peer group. The form also provides for “double-trigger” early vesting of the target number of Performance Shares in the event of a change of control, upon termination of employment if employment is terminated by the Company without cause or by the grantee for good reason, in each case within 90 days before or two years after a change of control.

On September 10, 2016, David B. Foss, the Company's President and Chief Executive Officer, Kevin D. Williams, the Company's Chief Financial Officer and Treasurer, and Mark S. Forbis, the Company's Vice President and Chief Technology Officer, each received awards of Performance Shares pursuant to the form of Performance Shares Agreement, in the target award amounts set forth below:

David B. Foss        24,233 Performance Shares
Kevin D. Williams    12,116 Performance Shares
Mark S. Forbis         5,385 Performance Shares

The foregoing description of the Performance Shares Agreement is qualified in its entirety by reference to the form attached hereto as Exhibit 10.60 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.60	Form of Performance Shares Agreement under the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: September 13, 2016
By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer